Exhibit 10.8

Insurance brokerage business contract

(revised in 2016)

Sunshine property insurance co. LTD

Hangzhou branch

Month ___Day ___ Year____

Insurance brokerage business contract

Party A: Hangzhou branch of sunshine property insurance co., LTD

Legal representative: Ge Hong

Legal representative (person in charge) ID number :330123196910084818

Address: 22nd floor, building 1, Xicheng times, no.189 Fengqi east road, Jiangnan district, Hangzhou

Contact number :13758133325

Party B: Zhejiang Anbisheng insurance brokerage co., LTD

Legal representative (person in charge): Wang Zhe

Legal representative (person in charge) id number :110104198207133015

Address: 18f-b (1802), 18f-c (1803), 173 Yugu road, Xihu district, Hangzhou

Contact number :0571-87998529

I: The general

1, in order to give full play to the strengths of both parties, and promote common development, according to the law of the People's Republic of China civil law, the law of the People's Republic of China contract law ", "insurance law of the People's Republic of China and the China insurance regulatory commission (hereinafter referred to as the" circ ") of the relevant provisions, in line with the principle of mutual trust, mutual benefit, business cooperation, create a win-win situation, to conclude this agreement.

2. During the validity of this contract, both parties shall strictly abide by the provisions hereof on the basis of sincere cooperation, good faith, equality and mutual benefit.

Ii. Scope of business cooperation

All kinds of property loss insurance, motor vehicle insurance, liability insurance, credit insurance and guarantee insurance, short-term health insurance and accident injury insurance and other insurance businesses approved by insurance regulatory departments.

Iii. Geographical scope of business cooperation

Overlap areas of business scope approved by CIRC between party a and party b.

Iv. Term of cooperation

This contract shall come into force on the date of signing by both parties and shall expire on December 28, 2018

V. Payment method of insurance premium and brokerage fee:

1. Party b shall urge the applicant to pay the insurance premium to party a in accordance with the provisions of the insurance contract, and party a shall issue the insurance premium invoice to the applicant and collect the insurance premium; Party a shall pay the insurance brokerage fee to party b within 15 days after collecting the insurance premium.

Party b's account information is as follows:

Deposit bank	Bank of Ningbo Hangzhou branch
Account	Zhejiang Anbisheng insurance brokerage co. LTD
Account number
Invoice type	口Oral VAT invoice 口Special VAT invoice (small-scale taxpayer) √ special VAT invoice (general taxpayer)
Agent type	√General taxpayer 口Small-scale taxpayer 口Non-vat payer
Taxpayer identification number
Invoice contact name	Jiang Yulian
Invoice contact number
Invoice contact person email

2. Party b shall pay the insurance premium to party a as the applicant's authorized person, and party a shall issue the insurance premium invoice and collect the insurance premium; The time limit for party b to pay the insurance premium shall be in accordance with the provisions of the insurance contract. Party b shall not default or misappropriate the insurance premium.

3. Party b's agency status and behavior shall be subject to party a's return visit. After the return visit is qualified, party a shall pay the brokerage fee to party b's account.

4. Party b shall set up a special account for collecting premiums and collecting brokerage fees. If there is any foreign currency, it shall be converted into RMB according to the exchange rate announced by the state.

Vi. Payment standard of brokerage fee:

After obtaining the letter of authorization issued by the applicant for the insurance project, party b shall send an inquiry to party a to clarify the payment standard of insurance brokerage fee. After reviewing and agreeing, party a shall send an insurance confirmation to party b. thereafter, the insurance brokerage fee of the insurance project shall be subject to the insurance confirmation issued by party a.

Vii. Rights and obligations

1. Party a shall promptly provide party b with various insurance clauses, rate schedules, application forms and other relevant documents and insurance underwriting policies, and shall be responsible for providing party b with basic insurance knowledge and practical training including document management.

2. Without the written consent of party a, party b shall not modify party a's publicity materials and insurance terms.

3. Without the written consent of party a, party b shall not copy and distribute any documents and materials of party a and shall not disclose the operation of its cooperative business.

4. Without the written consent of party a, party b shall not make any special agreement or commitment with the applicant on matters related to insurance other than the insurance contract;

5. Party b shall not deceive or induce the applicant to take out insurance or change the insurer with false words.

6. Party b shall not sign a mortgage contract or issue a guarantee in the name and credit of party a.

7. Neither party shall disclose the business secrets of the other party.

8. Party b shall be obliged to keep confidential the customer data collected, and shall not disclose the relevant information of the customer or use the information for other purposes without the consent of the customer.

Viii. Anti-money laundering provisions

1. Party a and party b shall strictly abide by the anti-money laundering law of the People's Republic of China, and earnestly implement the anti-money laundering laws, regulations and other regulations and rules on anti-money laundering formulated by the regulatory authorities. Party b shall, in accordance with the provisions of article 12 of the measures for the management of customer identification and customer identification data and transaction records preservation of financial institutions, take effective measures for customer identification. Party b shall strictly fulfill the obligations related to customer identification and transaction record keeping. If party b conducts insurance business for customers, it shall provide "money laundering risk tips" to customers according to the requirements of anti-money laundering regulatory authorities.

2, the insurance amount is RMB 10000 yuan of above or foreign currency equivalent and more than 1000 dollars in cash to pay the property insurance contract, individual insurance premium of the insured amount is RMB 20000 yuan or more, or foreign currency equivalent and more than 2000 dollars in cash to pay the person insurance contract, insurance amount is RMB 200000 yuan or more, or foreign currency equivalent and more than 20000 dollars in the form of transfer the payment of the insurance contract, party b should according to the financial institutions customer identification and client id information and transaction records management method "regulation, to confirm the relationship between policy-holder and insurant, check is policy-holder and insurance Underwriter, other than the statutory successors appoint beneficiary of the valid identity certificate or any other identity documents, registration of policy-holder, insurant to appoint beneficiary, other than the statutory successors the identity of the basic information, and keep and provide the above personnel to party a copies of valid identity certificate or any other identity documents or photocopies.

3. Party a shall provide reasonable and necessary assistance, guidance and training support to party b when he/she performs the customer identification obligation.

Ix. Liability for breach of contract

1. Party b shall urge the insured to timely pay the premium according to the provisions of the insurance contract, otherwise party a shall have the right to terminate the contract and collect the short-term premium from party b according to the short-term rate.

2. If party a fails to pay the brokerage fee to party b as stipulated in this agreement, party b shall have the right to terminate this contract. In addition to requiring party a to settle the brokerage fee as stipulated, party b shall have the right to claim compensation for the corresponding economic losses.

3. Party b agrees and warrants to carry out business within the scope of business cooperation stipulated herein. If party b violates party a's relevant business rules and regulations in the process of carrying out business and fails to make corrections after being stopped by party a, party a shall have the right to terminate this contract. If party b violates relevant rules and regulations of party a and causes economic losses to party a, party a shall have the right to require party b to bear legal liabilities.

4. In case of any of the following circumstances during party b's handling of insurance business, this contract shall be automatically terminated, and if a crime is constituted, party a shall hand it over to the judicial organ for handling according to law:

(1) changing the insurance terms without party a's approval and raising or lowering the premium rate;

(2) those who have committed fraud, breach of trust, forged documents or engraved official seals in the insurance agency business;

(3) collude with the applicant, insured or beneficiary to deceive the insurance company;

(4) misappropriation, embezzlement or embezzlement of insurance premiums;

(5) tear or bury the bill;

(6) the insurance agency business license has been withdrawn or revoked by the insurance regulatory authority.

X. cancellation or termination of the cooperation agreement:

1. If either party requests to terminate this agreement before the expiration of this agreement, it shall notify the other party in writing one month in advance, and the agreement can only be terminated after mutual agreement:

2. This contract shall automatically terminate upon expiration of the term of cooperation or terminate upon termination. Upon termination of this agreement, party b shall return all party a's documents relating to the insurance business to party a within seven (7) days and settle all the expenses.

3. In case of natural termination, if either party intends to renew the cooperation agreement, it shall notify the other party one month before the expiration of the term hereof, and re-sign the cooperation agreement after mutual agreement.

Xi. Dispute resolution

If no agreement can be reached through negotiation, both parties shall apply for arbitration or file a lawsuit with the local people's court.

Xii. Miscellaneous

1. Party a shall inform party b in writing of the underwriting conditions, rate usage, premium payment and other business management provisions of the relevant business, which shall be an integral part of this agreement;

2. Matters not covered herein may be modified or supplemented in writing through negotiation by both parties, and the instrument formed by such modification or supplement shall be deemed as an integral part of this agreement;

3. This agreement is made in duplicate, with each party holding one copy. Both copies have the same legal effect.

Party a signature:

Signature of representative:

Date:

Party b signature:

Signature of representative:

Date:

The supplementary agreement

Party A: Hangzhou central branch of sunshine property insurance co., LTD. (hereinafter referred to as party a)

Legal representative in charge: Ge Hong

Address: 22nd floor, building 1, new town times square, no.189 Fengqi east road, Jianggan district, Hangzhou city

Contact number: 0571-87680378

Party b: Zhejiang Anbisheng insurance brokerage co., LTD. (hereinafter referred to as party b)

Legal representative (person in charge): Wang Zhe

Address: 18f-b (1802), 18f-c (1803), 173 Yugu road, Xihu district, Hangzhou

Contact number: 0571-87998529

Whereas, party a and party b have signed the "master agreement" (hereinafter referred to as the "master agreement") at _______, the agreement number is________. Now, due to the business development needs of both parties, through friendly negotiation, both parties have reached the following consensus:

I. The agreed territory scope, insurance types and scope of authority are as follows:

Type of insurance	territorial scope	Maximum premium
auto insurance	The national
Non-auto insurance	The national

Agent authority (check)	口Remote single point	口Other:

Ii. The commission ratio of each insurance is as follows:

Type of insurance	Commission ratio	Type of insurance	Commission ratio
auto insurance(commercial)	less than 45%
auto insurance(Compulsory traffic insurance)	4%
Non-auto insurance	depend on different insurances types

Iii. This supplementary agreement is an integral part of the master agreement and has the same legal effect as the master agreement. The unmodified or modified part of the master agreement shall still have legal effect on both parties, and both parties shall still perform their respective obligations.

Iv. This supplementary agreement shall come into force upon being sealed by both parties and become invalid upon termination of the master agreement. This supplementary agreement shall be made in duplicate, with each party holding one copy and each copy having the same legal effect.

(no text below this line)

Party a signature:

Signature of representative:

Date:

Party b signature:

Signature of representative:

Date: